MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.
ARTICLES SUPPLEMENTARY

     MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC. (the "Corporation"), a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation, that:

     FIRST:     The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SECOND:     The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland General Corporation Law, has increased the total number of shares of common stock that the Corporation has authority to issue.

     THIRD:     Immediately prior to the aforementioned increase in the total number of shares of common stock, the Corporation has authority to issue FIVE HUNDRED AND FIFTY MILLION (550,000,000) shares of common stock, par value ten cents ($0.10) per share, totaling an aggregate par value of FIFTY FIVE MILLION Dollars ($55,000,000). These shares of common stock are divided into four classes of common stock consisting of ONE HUNDRED MILLION (100,000,000) shares of Class A Common Stock, TWO HUNDRED AND FIFTY MILLION (250,000,000) shares of Class B Common Stock, ONE HUNDRED MILLION (100,000,000) shares of Class C Common Stock and ONE HUNDRED MILLION (100,000,000) shares of Class D Common Stock.

     FOURTH:     The aforementioned increase in the total number of shares of common stock the Corporation has authority to issue consists of an increase in the number of shares of Class B Common Stock of TWO HUNDRED AND FIFTY MILLION (250,000,000) shares and of Class D Common Stock of TWO HUNDRED MILLION (200,000,000) shares.

     FIFTH:     Immediately following this increase in the number of authorized shares of common stock of the Corporation, the Corporation will have authority to issue ONE BILLION (1,000,000,000) shares of common stock, which will consist of ONE HUNDRED MILLION (100,000,000) shares of Class A Common Stock, FIVE HUNDRED MILLION (500,000,000) shares of Class B Common Stock, ONE HUNDRED MILLION (100,000,000) shares of Class C Common Stock and THREE HUNDRED MILLION (300,000,000) shares of Class D Common Stock.

     SIXTH:     Immediately following this increase in the number of authorized shares of common stock of the Corporation, all shares of all classes and series of the Corporation's common stock will have a par value of Ten Cents ($.10) per share and an aggregate par value of ONE HUNDRED MILLION Dollars ($100,000,000).

     IN WITNESS WHEREOF, MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by a duly authorized officer and attested by its Secretary on October 20, 2000.

                                                                                   MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC.

                                                                                   By:                     /s/ Terry K. Glenn
                                                                                               Name: Terry K. Glenn
                                                                                               Title: President

Attest:

           /s/ Allan J. Oster
    Allan J. Oster, Secretary

     THE UNDERSIGNED officer of MERRILL LYNCH FUNDAMENTAL GROWTH FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

                                                                                   By:                     /s/ Terry K. Glenn
                                                                                               Name: Terry K. Glenn
                                                                                               Title: President

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